Exhibit 10.2

DELTATHREE, INC.

AMENDED AND RESTATED 2006 NON-EMPLOYEE DIRECTOR STOCK PLAN
(as amended and restated November 27, 2008)

1.       Purposes.

The purpose of the deltathree, Inc. Amended and Restated 2006 Non-Employee Director Stock Plan (the “Plan”) is to enable deltathree, Inc. (the “Company”) to attract, retain and motivate the best qualified directors and to enhance a long-term mutuality of interest between the directors and stockholders of the Company by granting them Restricted Stock.  On the Effective Date, this Plan shall replace the original deltathree, Inc. 2006 Non-Employee Director Stock Plan.  The original deltathree, Inc. 2006 Non-Employee Director Stock Plan replaced the deltathree, Inc. 2004 Non-Employee Director Stock Option Plan, as amended, which was terminated except with respect to any outstanding Options previously granted thereunder.

2.       Definitions.

Unless the context requires otherwise, the following words as used in the Plan shall have the meanings ascribed to each below, it being understood that masculine, feminine and neuter pronouns are used interchangeably, and that each encompasses the others.

         "Affiliate" shall mean a corporation which is a parent or subsidiary of the Company, direct or indirect.

         "Award" shall mean any shares of Restricted Stock awarded under the Plan.

         "Board" shall mean the Board of Directors of the Company.

         "Class A Common Stock" shall mean the Class A common stock of the Company, par value $0.001 per share.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Company" shall mean deltathree, Inc., a Delaware corporation, and any successor thereto.

         “Effective Date” shall have the meaning ascribed to it in Section 3 hereunder.

         "Eligible Director" shall mean the Chairman of the Board (so long as such person receives no compensation for his services to the Company or any of its subsidiaries other than as a non-executive Chairman) and any director of the Company who is not an employee of the Company or any of its subsidiaries.

         "Guidelines for Board Service" shall mean the description of duties that each Eligible Director must perform during his or her term of service as a member of the Board. Such Guidelines will be proposed, and updated from time to time, by the Board prior to the annual meeting of stockholders each year.

         “Restricted Period” shall mean the period during which a grant of Restricted Stock is subject to forfeiture.

         “Restricted Stock” shall mean any Award of Class A Common Stock granted under the Plan which becomes vested and nonforfeitable, in whole or in part, upon the completion of such period of service as described in this Plan.

        “Section 409A” shall mean Section 409A of the Code and rules and regulations issued thereunder, and any successor statute thereto.

        “Share” shall mean a share of Class A Common Stock.

3.       Effective Date.

The effective date of the Plan (the "Effective Date") shall be the date on which the Plan is approved by the stockholders of the Company.

4.       Administration.

           (a) Powers of the Board. This Plan shall be administered by the Board. The Board may delegate its powers and functions hereunder to a duly appointed committee of the Board. The Board shall have full authority to interpret this Plan; to establish, amend and rescind rules for carrying out this Plan; to administer this Plan; to incorporate in any Restricted Stock agreement such terms and conditions, not inconsistent with this Plan, as it deems appropriate; to construe the respective Restricted Stock agreements and this Plan; and to make all other determinations and to take such steps in connection with this Plan as the Board, in its discretion, deems necessary or desirable for administering this Plan. All expenses incurred in the administration of the Plan, including, but not limited to, for the engagement of any counsel, consultant or agent, shall be paid by the Company.

           (b) Disinterested Status. Notwithstanding the foregoing, neither the Board, any committee thereof nor any person designated pursuant to (c) below shall take any action that would cause any director who is a "Non-Employee Director" for purposes of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, as then in effect or any successor provisions ("Rule 16b-3"), to cease to be a "Non-Employee Director," with regard to this Plan or any other stock option or other equity plan of the Company. In particular, neither the Board nor any committee thereof shall have any discretion as to

           (i) the selection of Eligible Directors as eligible to receive awards pursuant to the Plan; or

           (ii) the number of shares of Restricted Stock to be awarded pursuant to Section 6.

           (c) Delegation. The Board may designate the Secretary of the Company, other officers or employees of the Company or competent professional advisors to assist the Board in the administration of this Plan, and may grant authority to such persons to execute agreements or other documents on its behalf.

           (d) Agents and Indemnification. The Board may employ such legal counsel, consultants and agents as it may deem desirable for the administration of this Plan, and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. No member or former member of the Board or any committee thereof or any person designated pursuant to paragraph (c) above shall be liable for any action or determination made in good faith with respect to this Plan. To the maximum extent permitted by applicable law and the Company's Certificate of Incorporation and Bylaws, each member or former member of the Board or any committee thereof or any person designated pursuant to (c) above shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees, which shall be paid by the Company when incurred) or liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with this Plan, unless arising out of such person's own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the person may have as a director, officer or employee or under the Certificate of Incorporation of the Company or the Bylaws of the Company.

5.       Shares; Adjustment upon Certain Events.

           (a) Shares Available. Shares to be issued under this Plan shall be made available, at the discretion of the Board, either from authorized but unissued Shares or from issued Shares reacquired by the Company.  The aggregate number of Shares that may be issued under this Plan, from time to time, shall be 500,000 Shares, subject to any adjustments provided hereunder.  If the Company shall reacquire (at not more than its original issuance price) any Shares issued pursuant to an Award, or if any Shares of an Award are forfeited, or otherwise cancelled or terminated, such Shares which were subject to such Award shall again be available for issuance from time to time pursuant to this Plan.

           (b) No Limit on Corporate Action. The existence of this Plan and shares of Restricted Stock granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference shares ahead of or affecting common shares, the dissolution or liquidation of the Company or any sale or transfer of all or part of its assets or business, or any other corporate act or proceeding.

           (c) Adjustments upon Certain Events. In the event of any Share dividend or Share split, recapitalization (including, without limitation, the payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to stockholders, exchange of shares, or other similar corporate change, the aggregate number of Shares available for Awards of Restricted Stock under Section 5(a), the number of shares of Restricted Stock underlying any outstanding Awards or future Awards pursuant to Section 6 shall be appropriately adjusted.

           (d) No Adjustment If Value Received. Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to the number of shares of Restricted Stock or future Awards of shares of Restricted Stock pursuant to Section 6.

6.       Awards.

(a)  Initial Awards.  Each individual who becomes an Eligible Director after the Effective Date shall be automatically granted ten thousand (10,000) shares of Restricted Stock (“Initial Award”) on the date such Eligible Director joins the Board.

           (b) Subsequent Awards. On the first business day after each annual meeting of stockholders of the Company occurring during the term of the Plan commencing with the annual meeting of stockholders in 2007, each Eligible Director who meets the Guidelines for Board Service and who continues to be an Eligible Director following such annual meeting shall automatically be granted ten thousand (10,000) shares of Restricted Stock (a “Subsequent Award”); provided that no Subsequent Award shall be made to any Eligible Director who has not served as a director of the Company, as of the time of such annual meeting, for at least six (6) months.

           (c) Committee Chairman Awards.

                  (i)      Each Eligible Director who is appointed as chairman of a standing committee of the Board after the Effective Date (and has not served as the chairman of such committee immediately prior to the appointment) shall be automatically granted eight thousand (8,000) shares of Restricted Stock ("Initial Committee Chairman Award") on the date of such appointment.

                  (ii)     Each Eligible Director who continues to serve as a chairman of a standing committee of the Board and who meets the Guidelines for Board Service, immediately following each annual meeting of the Company's stockholders, commencing with the annual meeting of the Company's stockholders in 2007, shall be granted an additional eight thousand (8,000) shares of Restricted Stock (a "Committee Chairman Award"); provided that: (1) no Committee Chairman Award shall be made to any Eligible Director who has not served as a director of the Company, as of the time of such annual meeting, for at least six (6) months, and (2) no Committee Chairman Award shall be made to any Eligible Director who has received a Committee Chairman Award for such service on the same committee within the past six (6) months. Each such Committee Chairman Award shall be made on the first business day after each annual stockholders' meeting in question.

           (d) Audit Committee Service Awards.

                  (i)      Each Eligible Director who is appointed as a member of the audit committee of the Board after the Effective Date (and has not served as a member of the audit committee immediately prior to the appointment) shall be automatically granted eight thousand (8,000) shares of Restricted Stock ("Initial Audit Committee Award") on the date of such appointment.

                  (ii)     Each Eligible Director who continues to serve as a member of the audit committee of the Board and who meets the Guidelines for Board Service immediately following each annual meeting of the Company's stockholders,  commencing with the annual meeting of the Company’s stockholders in 2007, shall be granted eight thousand (8,000) shares of Restricted Stock (an "Audit Committee Service Award"); provided that: (1) no Audit Committee Service Award shall be made to any Eligible Director who has not served as a director of the Company, as of the time of such annual meeting, for at least six (6) months, and (2) no Audit Committee Award shall be made to any Eligible Director who has received an Audit Committee award for such service within the past six (6) months.  In addition, the chairman of the audit committee of the Board shall be granted an additional four thousand (4,000) shares of Restricted Stock (an "Audit Committee Chairman Award").  Each such Audit Committee Service Award and Audit Committee Chairman Award shall be made on the first business day after each annual stockholders' meeting in question.

           (e)  Chairman of the Board Award.

(i)  An Eligible Director who is appointed as the chairman of the full Board after the Effective Date (and has not served as the chairman immediately prior to the appointment) shall be automatically granted twelve thousand (12,000) shares of restricted Stock ("Initial Chairman of the Board Award") on the date of such appointment.

(ii)  An Eligible Director who continues to serve as the chairman of the full Board and who meets the Guidelines for Board Service immediately following each annual meeting of the Company's stockholders, commencing with the annual meeting of the Company’s stockholders in 2007, shall be granted twelve thousand (12,000) shares of Restricted Stock (a "Chairman of the Board Award"); provided that: (1) no Chairman of the Board Award shall be made to any Eligible Director who has not served as a director of the Company, as of the time of such annual meeting, for at least six (6) months; and (2) no Chairman of the Board Award shall be made to any Eligible Director who has received a Chairman of the Board Award for such service within the past six (6) months.  Each such Chairman of the Board Award shall be made on the first business day after each annual stockholders' meeting in question.

           (f) Restricted Stock Agreement. The Award of Restricted Stock shall be evidenced by a written or electronic agreement containing the terms of this Section 6 and any other terms as required by law.

           (g)  Restricted Period and Procedure.  The Restricted Period applicable to any Award of Restricted Stock granted under this Plan shall lapse, and the shares related to such award shall become freely transferable and fully vested on the first anniversary of the date of grant.  Any certificates issued in respect of Restricted Stock shall be registered in the name of the Eligible Director and deposited by such Eligible Director, together with a stock power endorsed in blank, with the Company.  At the expiration of the Restricted Period with respect to any award of Restricted Stock, unless otherwise forfeited, the Company shall deliver such certificates to the Eligible Director or to the Eligible Director's legal representative.

           (h)  Delivery of Shares.  Upon the expiration or termination of the Restricted Period, the restrictions applicable to the Restricted Stock shall lapse and a stock certificate for the number of shares of Common Stock with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions, except any that may be imposed by law, to the Eligible Director or the Eligible Director's beneficiary or estate, as the case may be.  No payment will be required to be made by the Eligible Director upon the delivery of such shares of Common Stock, except as otherwise provided in Section 12(e) of the Plan.  The stock certificates may bear such legend or legends as the Board, in its discretion, determines to be necessary or appropriate to prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act of 1933, as amended, or to implement the provisions of any agreements between the Company and the Eligible Director with respect to such shares.

           (i) Termination of Director Status.   If an Eligible Director ceases to serve as a member of the Board for any reason (including, resignation, failure to stand for re-election or failure to be re-elected), any award of Restricted Stock shall become vested and nonforfeitable as to that number of shares which is equal to the number of shares of Class A Common Stock subject to such Award times a fraction, the numerator of which is the number of days actually served as an Eligible Director during the Restricted Period and the denominator of which is the total number of  days during  the  Restricted  Period.  Any portion of any Restricted Stock that has not become nonforfeitable at the date of an Eligible Director's termination of service shall be forfeited as of such date.

           (j) Change in Control. Notwithstanding anything to the contrary in the Plan, any Restricted Period applicable to shares of Restricted Stock shall lapse and any shares underlying the Restricted Stock shall become vested in full upon a “change in control.” For purposes of this Section, a "change in control" shall arise if, at any time while the Eligible Director is a member of the Company's Board of Directors any one or more of the following events occurs:

(i) The Company is merged, consolidated or reorganized into or with another corporation, or other entity and, as a result thereof, less than 50% of the outstanding stock or other capital interests of the surviving, resulting or acquiring corporation, person, or other entity is owned, in the aggregate, by the stockholder or stockholders of the Company immediately prior to such merger, consolidation or reorganization; or

(ii) The Company sells all or substantially all of its business or assets (or both) to any other corporation, person, or other entity, less than 50% of the outstanding, voting stock or other capital interests of which are owned, in the aggregate, by the stockholders of the Company, directly or indirectly, immediately prior to or after such sale.

(iii) Any "Person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) other than a Person who is an Affiliate as of the Effective Date becomes the "Beneficial Owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company's then outstanding voting securities (excluding for this purpose the Company or its Affiliates or any employee benefit plan of the Company) pursuant to a transaction or a series of related transactions which the Board of Directors does not approve.

7.       Transferability of Awards.

Unless the Restricted Period has expired, no Award shall be transferable by the Eligible Director otherwise than by will or under the applicable laws of descent and distribution, unless such transfer shall be (a) acceptable under Rule 16b-3 and is approved by the Board or its authorized delegate or (b) if the agreement pursuant to which an Award is made so provides, by gift or domestic relations order, to (i) the spouse, children or grandchildren of such Eligible Director (collectively, "Family Members"), (ii) a trust or trusts for the exclusive benefit of such Family Members, or (iii) a partnership or limited liability company in which such Family Members and trusts for the exclusive benefit of such Family Members are the only partners or members, as the case may be. In addition, no Award shall be assigned, negotiated, pledged or hypothecated in any way (whether by operation of law or otherwise) and no Award shall be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, negotiate, pledge or hypothecate any Award, or in the event of any levy upon any Award by reason of any attachment or similar process, in either case contrary to the provisions hereof, such Award shall immediately become null and void.

8.       Rights as a Stockholder; Dividend Equivalents.

Eligible Directors granted shares of Restricted Stock shall be entitled to receive, either currently or at a future date, as specified by the Board, all dividends and other distributions paid with respect to those shares, provided that if any such dividends or distributions are paid in shares of Common Stock or other property (other than cash), such shares and other property shall be subject to the same forfeiture restrictions and  restrictions on transferability as apply to the shares of Restricted Stock with respect to which they were paid.

9.       Determinations.

Each determination, interpretation or other action made or taken pursuant to the provisions of this Plan by the Board shall be final and binding for all purposes and upon all persons, including, without limitation, the Company, the directors, officers and other employees of the Company, the Eligible Director and the respective heirs, executors, administrators, personal representatives and other successors in interest of such persons.

10.      Termination, Amendment and Modification.

           (a) Termination and Amendment. This Plan shall terminate at the close of business on September 23, 2014, unless sooner terminated by action of the Board or stockholders of the Company, and no Awards shall be granted under this Plan thereafter. The Board at any time or from time to time may amend this Plan to effect (i) amendments necessary or desirable in order that this Plan and the Awards shall conform to all applicable laws and regulations and (ii) any other amendments deemed appropriate. Notwithstanding the foregoing, (i) the provisions of the Plan relating to (A) the number of shares of Restricted Stock to be granted under the Plan  to any Eligible Director, (B) the timing of any Award and (C) the material terms of any such Award (including, without limitation, the time of any such grant) may not be amended without the approval of the Company's stockholders and (ii) the Board may not effect any amendment that would require the approval of the stockholders of the Company under any applicable laws or the listing requirements of The Nasdaq Stock Market (if applicable to the Company at the time such amendment is adopted or will be effective) unless such approval is obtained.

           (b) No Effect on Existing Rights. Except as otherwise required by law, no termination, amendment or modification of this Plan may, without the consent of an Eligible Director or the permitted transferee of an Award, alter or impair the rights and obligations arising under any then outstanding Award held by such Eligible Director or the permitted transferee.

11.      Non-Exclusivity.

Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements as it may deem desirable, including, without limitation, payments of cash amounts related to the tax liabilities arising directly or indirectly from the issuance of shares in respect of an Award granted to an Eligible Director hereunder.

12.      General Provisions.

           (a) No Right to Serve as a Director. This Plan shall not impose any obligations on the Company to retain any Eligible Director as a director nor shall it impose any obligation on the part of any Eligible Director to remain as a director of the Company, provided that each Eligible Director by accepting each Award shall represent to the Company that it is his good faith intention to continue to serve as a director of the Company until the next annual meeting of stockholders and that he agrees to do so unless a change in circumstances arises.

            (b) No Right to Particular Assets. Nothing contained in this Plan and no action taken pursuant to this Plan shall create or be construed to create a trust of any kind or any fiduciary relationship between the Company and any Eligible Director, the executor, administrator or other personal representative or designated beneficiary of such Eligible Director, or any other persons. Any reserves that may be established by the Company in connection with this Plan shall continue to be part of the general funds of the Company, and no individual or entity other than the Company shall have any interest in such funds until paid to an Eligible Director. To the extent that any Eligible Director or his executor, administrator, or other personal representative, as the case may be, acquires a right to receive any payment from the Company pursuant to this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.

           (c) Beneficiary Designation. Each Eligible Director under the Plan may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid or by whom any right under the Plan is to be exercised in case of his death. Each designation will revoke all prior designations by the same Eligible Director, shall be in a form prescribed by the Company, and will be effective only when filed by the Eligible Director in writing with the Company during his lifetime. In the absence of any such designation, benefits remaining unpaid at the Eligible Director's death shall be paid to or exercised by the Eligible Director's surviving spouse, if any, or otherwise to or by his estate.

           (d) Listing of Shares and Related Matters. The Plan, the granting and exercising of Awards thereunder, and the other obligations of the Company under the Plan, shall be subject to all applicable federal and state laws, rules, and regulations, and to such approvals by any regulatory or governmental agency as may be required. If at any time the Board shall determine in its discretion that the listing, registration or qualification of the Shares covered by this Plan upon any national securities exchange or under any United States or non-United States federal, state or other law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the delivery of Shares under this Plan, no Shares will be delivered unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Board. The Company, in its discretion, may require an Eligible Director to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Shares in compliance with applicable laws, rules, and regulations.  The Company shall not be obligated by virtue of any provision of the Plan to recognize the exercise of any Award or to otherwise sell or issue Shares in violation of any such laws, rules, or regulations; and any postponement of the exercise or settlement of any Award under this provision shall not extend the term of such Awards, and neither the Company nor its directors or officers shall have any obligation or liability to any person with respect to any Award (or Shares issuable thereunder) that shall lapse because of such postponement.

           (e) Withholding Taxes. The Company shall have the right to make such provisions as it deems necessary or appropriate to satisfy any obligations it may have to withhold federal, state or local income or other taxes incurred by reason of the issuance of Shares under the Plan, including requiring an Eligible Director to reimburse the Company for any taxes required to be withheld or otherwise deducted and paid by the Company in respect of the issuance of Shares.

(f) Compliance with Section 409A. Awards shall be designed, granted and administered in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A. If the Board determines that an Award, Award agreement, payment, distribution, deferral election, transaction, or any other action or arrangement contemplated by the provisions of the Plan would, if undertaken, cause an Award recipient to become subject to additional taxes under Section 409A, then unless the Board specifically provides otherwise, such Award, Award agreement, payment, distribution, deferral election, transaction or other action or arrangement shall not be given effect to the extent it causes such result and the related provisions of the Plan and/or Award agreement will be deemed modified, or, if necessary, suspended in order to comply with the requirements of Section 409A to the extent determined appropriate by the Board, in each case without the consent of or notice to the award recipient.

           (g) Notices. Each Eligible Director shall be responsible for furnishing the Board with the current and proper address for the mailing of notices and delivery of agreements and Shares. Any notices required or permitted to be given shall be deemed given if directed to the person to whom addressed at such address and mailed by regular United States mail, first-class and prepaid. If any item mailed to such address is returned as undeliverable to the addressee, mailing will be suspended until the Eligible Director furnishes the proper address.

           (h) Severability of Provisions. If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such provision had not been included.

           (i) Incapacity. Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipting therefor shall be deemed paid when paid to such person's guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Board, the Company and other parties with respect thereto.

           (j) Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of this Plan, and shall not be employed in the construction of this Plan.

           (k) Gender and Number. Except when otherwise indicated by the context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

           (l) Governing Law. This Plan shall be construed and enforced according to the laws of the State of New York.